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                                                          Exhibit 21


                    Subsidiaries of New England Power Company


                                             State of Incorporation or
        Name of Company                           Organization
        ---------------                      -------------------------

        Connecticut Yankee Atomic            Connecticut
          Power Company

        Maine Yankee Atomic                  Maine
          Power Company

        Vermont Yankee Nuclear               Vermont
          Power Corporation

        Yankee Atomic Electric Company       Massachusetts